Exhibit 99.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement is made as of May 21, 2008 between Constellation Brands, Inc., a Delaware corporation (“Constellation”), and _______________ (“Executive”).

Executive has contributed substantially to the growth and success of Constellation.  Accordingly, Constellation desires to retain Executive’s services as set forth in the Agreement and to provide the necessary consideration to assure such services.

Constellation and Executive therefore agree as follows:

1.         Employment.  Constellation hereby employs Executive as its _____________________ or in such other senior executive position with Constellation or its affiliates as Constellation and Executive shall mutually agree upon.  Executive hereby accepts the employment specified herein, agrees to perform, in good faith, the duties, consistent with his position, to abide by the terms and conditions described in this Agreement and to devote his full working time and best efforts to Constellation and its affiliates.  These obligations shall not restrict Executive from engaging in customary activities as a director or trustee of other business or not-for-profit organizations so long as such activities, in the reasonable opinion of Constellation or its Board of Directors, do not materially interfere with the performance of Executive’s responsibilities under this Agreement or create a real or apparent conflict of interests.

2.         Term of Employment.  The term of employment under this Agreement shall commence on the date set forth above and shall expire on February 28, 2011, provided that on February 28, 2011, and on each subsequent anniversary thereof, the term shall automatically be extended by the parties for an additional one-year period, until Constellation gives Executive notice, not less than 180 days prior to February 28, 2011, or an anniversary thereof, of a decision not to extend the Agreement for an additional one-year period.

3.         Compensation.  During the term of Executive’s employment, Constellation shall pay him a base salary at the rate of $__________ per annum or such greater amount as the Human Resources Committee of the Board shall determine (“Base Salary”).  Such Base Salary shall be payable in accordance with Constellation’s standard payroll practices for senior executives.  Constellation may pay Executive a bonus in such amount and at such time or times as the Human Resources Committee of the Board shall determine.

4.         Reimbursement for Expenses/Benefits.  Executive shall be expected to incur various reasonable business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses incurred for the benefit of Constellation.  Constellation shall reimburse Executive for such expenses from time to time, at Executive’s request, and Executive shall account to Constellation for such expenses.  Executive shall participate in such benefit plans that are generally made available to all executives of Constellation.

5.         Definitions.

“Board” or “Board of Directors” means the Board of Directors of Constellation Brands, Inc.

“COBRA” means the continuation of health care rules of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means an illness or other condition which has incapacitated Executive or can reasonably be expected to incapacitate Executive from performing his duties for a period of at least six months as determined in good faith by the Board.

“For Cause Termination” means Constellation terminates Executive for (1) any intentional, non-incidental misappropriation of funds or property of Constellation by Executive; (2) unreasonable (and persistent) neglect or refusal by Executive to perform his duties as provided in Section 1 hereof and which he does not remedy within thirty days after receipt of written notice from Constellation; (3) the material breach by Executive of any provision of Sections 8 or 10 which he does not remedy within thirty days after receipt of written notice from Constellation; or (4) conviction of Executive of a felony.

“Good Reason Termination” means Executive terminates his employment under this Agreement for “good reason” upon 30 days’ notice to Constellation given within 90 days following the occurrence of any of the following events without his consent, each of which shall constitute a “good reason” for such termination; provided that the following events shall not constitute “good reason” if the event is remedied by Constellation within 30 days after receipt of notice given by Executive to Constellation specifying the event:

(a)           Constellation acts to reduce Executive’s employment band or materially reduce Executive’s duties and responsibilities;

(b)           Constellation reduces the amount of Executive’s Base Salary;

(c)           Constellation acts to change the principal geographic location of the performance of Executive’s duties to more than 30 miles from Executive’s current principal place of business in Fairport, New York; or

(d)           Constellation materially breaches this Agreement.

“Retirement” means Executive terminates employment with Constellation and its affiliates for any reason other than a “For Cause Termination” after attaining age 60 and completing ten (10) years of service with Constellation or its affiliates.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Department regulations and other authoritative guidance issued thereunder.

“Termination Date” means the date that the Executive ceases active employment with Constellation and its affiliates.

6.         Consequence of Termination or Expiration of Agreement.  If (i) Executive voluntarily ceases employment with Constellation and its affiliates, quits or terminates this Agreement for any reason other than Retirement or a Good Reason Termination, or (ii) Constellation terminates the employment of Executive in a For Cause Termination, then Executive’s rights and Constellation’s obligations hereunder shall forthwith terminate except that Executive shall be paid, as soon as administratively practicable after the Termination Date, all earned but unpaid base salary, accrued paid time off and accrued but unreimbursed expenses required to be reimbursed under this Agreement.

If Executive’s employment with Constellation and its affiliates terminates after this Agreement expires or if, during the term of this Agreement, Executive’s employment with Constellation and its affiliates is terminated (i) due to Executive’s death; (ii) due to Executive’s Disability; (iii) by Executive for a Good Reason Termination; (iv) due to Executive’s Retirement; or (v) by Constellation for any reason other than a For Cause Termination, then Executive shall be entitled to the following (which shall be in full and complete satisfaction of all of Constellation’s obligations under this Agreement):

(a)           Constellation shall pay to Executive all earned but unpaid Base Salary, accrued paid time off and accrued but unreimbursed expenses required to be reimbursed under this Agreement; and

(b)           Constellation shall pay to Executive a cash amount equal to two (2) times his Base Salary as in effect on the Termination Date plus two (2) times his Previous Bonus (as defined below).  For purposes of this Agreement, “Previous Bonus” shall equal the average annual cash bonus paid to Executive over the three most recently completed fiscal years, whether under Constellation’s Annual Management Incentive Plan or otherwise; and

(c)           Commencing on the first business day of the month following the month in which the Termination Date occurs and for the 23 months following such date, Constellation shall pay Executive an amount equal to the monthly cost of Executive’s medical and dental coverage as of the Termination Date taking into account both Constellation’s and Executive’s cost for such coverage; and

(d)           Commencing on the first business day of the month following the month in which the Termination Date occurs and for the 23 months following such date, Constellation shall provide Executive with monthly cash payments equal to the monthly value of the benefit Executive was receiving as of the Termination Date pursuant to the automobile allowance program as then in effect; and

(e)           For the two (2) year period after the Termination Date, Constellation shall permit Executive to take advantage of Constellation’s annual product allowance program as in effect on the Termination Date; and

(f)           For the eighteen (18) month period after the Termination Date, Constellation shall provide Executive with reasonable outplacement services; and

(g)           Constellation shall provide Executive with the opportunity to purchase continued health care coverage under Constellation’s plans as required by COBRA; and

(h)           Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of compensation earned as a result of Executive’s employment with another employer subsequent to the Executive’s termination with Constellation and its affiliates.

7.          Timing of Payments

All payments under Section 6(a) shall be due and payable, as soon as administratively practicable after the Termination Date.  All payments under Section 6(b) shall be due and payable in a single lump sum amount within forty-five (45) days after the Termination Date.  Payments or benefits set forth in Sections 6(c)-(f) shall be paid or provided at such times set forth therein.  Notwithstanding the foregoing, no amounts or benefits under Sections 6(b)-(f) are payable to Executive hereunder unless Executive signs and executes a release substantially in the form attached hereto as Exhibit A and such release becomes effective and nonrevocable within forty-five (45) days after the Termination Date.  The following rules shall apply to reimbursements under Constellation’s annual product allowance program: (i) the amount of reimbursement for eligible product purchases during a calendar year may not affect the reimbursements in any other calendar year; (ii) the reimbursement of an eligible product purchase will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Notwithstanding any provision in this Agreement to the contrary, in the event that Executive is a “specified employee” (within the meaning of Section 409A) on the Termination Date, the payments under Sections 6(b), 6(c), 6(d) and 9 that would have otherwise been paid within the six month period after the Termination Date shall instead be paid on the first business day of the seventh month following the Termination Date, and the benefit under Section 6(e) shall instead commence on the first business day of the seventh month following the Termination Date and shall continue for the specified period of time set forth in such section after that commencement date.  The timing of all payments and benefits under this Agreement shall be made consistent with the requirements of Section 409A to the extent a payment or benefit is subject to such requirements.

8.         Restrictive Covenant.

(a)           Executive agrees that (i) during the period of his employment hereunder and (ii) provided that Executive is entitled to the payment under Section 6(b) or is terminated due to a For Cause Termination, for a period of two (2) years after he ceases employment, he will not, without the written consent of Constellation, seek or obtain a position with a Competitor (as defined below) in which Executive will use or is likely to use any confidential information or trade secrets of Constellation or any affiliate of Constellation, or in which Executive has duties for such Competitor that involve Competitive Services (as defined below) and that are the same or similar to those services actually performed by Executive for Constellation or any affiliate of Constellation.  The parties agree that Executive may continue service on any boards of directors on which he is serving while employed by Constellation or its affiliates.  If Executive’s employment is terminated by Executive for a Good Reason Termination or by Constellation for any reason other than a For Cause Termination, then Constellation will not unreasonably withhold such consent provided Constellation receives information and assurances, satisfactory to Constellation, regarding Executive’s new position.

(b)           Executive understands and agrees that the relationship between Constellation and its affiliates and each of their respective employees constitutes a valuable asset of Constellation and its affiliates and may not be converted to Executive’s own use.  Accordingly, Executive hereby agrees that (i) during the period of his employment hereunder and (ii) for a period of twelve months (12) months after he ceases employment, Executive shall not directly or indirectly, on his own behalf or on behalf of another person, solicit or induce any employee to terminate his or her employment relationship with Constellation or any affiliate of Constellation or to enter into employment with another person.  The foregoing shall not apply to employees who respond to solicitations of employment directed to the general public or who seek employment at their own initiative.

(c)           For the purposes of this Section 8, “Competitive Services” means the provision of goods or services that are competitive with any goods or services offered by Constellation or any affiliate of Constellation including, but not limited to manufacturing, importing, exporting, distributing or selling wine, beer, liquor or other alcoholic beverages in the United States, Canada, United Kingdom, New Zealand, and Australia.  The parties acknowledge that Constellation or its affiliates may from time to time during the term of this Agreement change or increase the line of goods or services it provides and its geographic markets, and Executive agrees that this Agreement shall be deemed to be amended from time to time to include such different or additional goods, services, and geographic markets to the definition of “Competitive Services” for purposes of this Section 8.  “Competitor” means any individual or any entity or enterprise engaged, wholly or in part, in Competitive Services.

(d)           Executive agrees that, due to his position of trust and confidence, the restrictions contained in this Section 8 are reasonable, and the benefits conferred on him in this Agreement, including his compensation, are adequate consideration, and, since the nature of Constellation’s and its affiliates’ collective business is international in scope, the geographic restriction herein is reasonable.

(e)           Executive acknowledges that a breach of this Section 8 will cause irreparable injury and damage, which cannot be reasonably or adequately compensated by money damages. Accordingly, he acknowledges that the remedies of injunction and specific performance shall be available in the event of such a breach, and Constellation shall be entitled to money damages, costs and attorneys’ fees, and other legal or equitable remedies, including an injunction pending trial, without the posting of bond or other security. Any period of restriction set forth in this Section 8 shall be extended for a period of time equal to the duration of any breach or violation thereof.

(f)           In the event of Executive’s breach of this Section 8, in addition to the injunctive relief described above, Constellation’s remedy shall include (i) the right to require Executive to account for and pay over to Constellation all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the restrictive covenants in this Section 8, and (ii) in the case of a breach during the term of Executive’s employment hereunder, the termination of all compensation otherwise payable to Executive under Sections 3 and 4 with respect to the period of time after such breach, or (iii) in the case of a breach during the period described in Section 8(a)(ii) or 8(b)(ii) above, the forfeiture to Constellation of any payment made under Sections 6(b) herein.

(g)           In the event that any provision of this Section 8 is held to be in any respect an unreasonable restriction, then the court so holding may modify the terms thereof, including the period of time during which it operates or the geographic area to which it applies, or effect any other change to the extent necessary to render this Section 8 enforceable, it being acknowledged by the parties that the representations and covenants set forth herein are of the essence of this Agreement.

9.         Certain Additional Payments by Constellation.

(a)           Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by Constellation to or for the benefit of Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9 (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or similar section (provided that Section 409A shall not be treated as a similar section), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.  It is the intention of the parties that Constellation provide Executive with a full tax gross-up under the provisions of this Section 9(a) so that on a net after-tax basis, the result to Executive shall be the same as if the Excise Tax had not been imposed on a Payment.

(b)           All determinations required to be made under this Section 9 (including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination) shall be made by the nationally recognized accounting firm serving as Constellation’s independent accounting firm (the “Accounting Firm”).  The Accounting Firm shall provide detailed supporting calculations to both Constellation and Executive within 20 business days of Constellation’s receipt of notice from Executive that there has been a Payment or at such earlier time as is requested by Constellation.  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by Constellation. Any Gross-Up Payment, as determined pursuant to Section 9(a), shall be paid by Constellation to Executive within 10 days of the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm shall be binding upon Constellation and Executive.  The above provisions of this paragraph (b) notwithstanding, payments due to Executive under this Section 9 shall be made no later than the end of the calendar year following the calendar year in which Executive remits such excise tax or such earlier date as may be required to comply with Section 409A.

(c)           As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by Constellation should have been made (the “Underpayment”) or that Gross-Up Payments will have been made that should not have been made (“Overpayments”), consistent with the calculations required to be made hereunder. In the event Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Constellation to or for the benefit of Executive.  If the Accounting Firm shall determine that an Overpayment has been made, Executive shall promptly repay the amount of the Overpayment to Constellation.

10.        Trade Secrets and Confidential Information.  Executive agrees that unless duly authorized in writing by Constellation, he will neither during his employment by Constellation or its affiliates nor at any time thereafter divulge or use in connection with any business activity other than that of Constellation or its affiliates any trade secrets or confidential information first acquired by him during and by virtue of his employment with Constellation or its affiliates.

11.        Indemnification.  Constellation and its successors and/or assigns will indemnify, hold harmless, and defend Executive to the fullest extent permitted by the law of the State of

Delaware and the Certificate of Incorporation and By-Laws of Constellation as in effect on the date of this Agreement with respect to any claims that may be brought against Executive arising out of any action taken or not taken by Executive in his capacity as an employee, officer or director of Constellation.  In addition, Constellation will advance to Executive reasonable legal fees and expenses, as such fees and expenses are incurred by Executive, to the fullest extent permitted by law, subject only to any requirements as are imposed by law.  Executive shall not unreasonably withhold his consent to the settlement of any claim for monetary damages for which Executive is entitled to full indemnification hereunder.  Executive shall be covered, in respect of his activities as an officer or director of Constellation, by any Directors and Officers liability policy or other similar policies maintained or obtained by Constellation or any of its successors and/or assigns to the fullest extent permitted by such policies.  Notwithstanding anything to the contrary contained in this Agreement, Executive’s rights under this Section 11 shall survive the Termination Date and the expiration or termination of this Agreement and shall continue without limit for so long as Executive may be subject to any claims covered by this Section 11.  No amendment to the Certificate of Incorporation or By-Laws of Constellation after the date of this Agreement will affect or impair Executive’s rights under this Section 11 even with respect to any action taken or not taken by Executive after the effective date of any such amendment.

12.       Notice.  Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the parties.

13.       Transferability.  The rights, benefits and obligations of Constellation under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against, its successors and assigns.  Whenever the term “Constellation” is used in this Agreement, such term shall mean and include Constellation Brands, Inc. and its successors and assigns.  The rights and benefits of Executive under this Agreement shall not be transferable other than rights to property or compensation that may pass on his death to his estate or beneficiaries through his will or the laws of descent and distribution and the terms of any Constellation compensation or benefit plan.

14.       Severability.  If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

15.       Amendment; Waiver.  This Agreement contains the entire agreement of the parties with respect to the employment of Executive by Constellation and upon execution of this Agreement supersedes any previous agreement.  No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the parties hereto.  No waiver by either party of any breach by the other party of any provision or conditions of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

16.       Tax Withholding.  Constellation may withhold from any payments due to Executive hereunder such amounts as Constellation may determine are required to be withheld under applicable federal, state and local tax laws.  To the extent that there are no cash payments to withhold upon, Executive shall promptly remit to Constellation cash payments that are sufficient to cover all applicable withholdings.

17.       Section 409A.  The parties intend this Agreement to be governed by and subject to the requirements of Section 409A, and this Agreement shall be interpreted and administered in accordance with the intent that Executive not be subject to tax under Section 409A (to the extent such rules are applicable to payments or benefits under this Agreement).  If any provision of the Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict.  Constellation shall not be responsible for any tax, penalty, interest or similar assessment imposed on Executive as a consequence of Section 409A.

18.       Governing Law.  This Agreement shall be governed by and construed under and in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first set forth above.

CONSTELLATION BRANDS, INC.

By:
Name:	Robert Sands
Title:	President and Chief Executive Officer

                                [Name]

Exhibit A

FULL AND FINAL RELEASE OF CLAIMS

1.          In consideration of the payments provided for in Sections 6(b)-(f) of the Executive Employment Agreement (hereinafter referred to as the “Employment Agreement”) between CONSTELLATION BRANDS, INC. and ________________ (hereinafter referred to as “Executive”), which is attached hereto and forms a part of this Full and Final Release of Claims, on behalf of himself, his heirs, administrators and assigns, Executive hereby releases and forever discharges Constellation Brands, Inc., its subsidiaries and affiliates and each of its and their respective officers, directors, employees, servants and agents, and their successors and assigns, (hereinafter collectively referred to as “Constellation Released Parties”) jointly and severally from any and all actions, causes of action, contracts and covenants, whether express or implied, claims and demands for damages, indemnity, costs, attorneys’ fees, interest, loss or injury of every nature and kind whatsoever arising under any federal, state, or local law, or the common law, which Executive may heretofore have had, may now have or may hereinafter have in any way relating to any matter, including but not limited to, any matter related to Executive’s employment by Constellation Released Parties and the termination of that employment; provided, however, nothing in this Full and Final Release of Claims shall release (i) Executive’s right to receive the payments or benefits provided for in Sections 6(b)-(f) and Section 9 of the Employment Agreement, (ii) Executive’s vested benefits under Constellation Brands, Inc.’s pension plans or rights under any existing stock options held by Executive, or (iii) any right to indemnification or advancement of expenses pursuant to Section 11 of the Employment Agreement or the Certificate of Incorporation or By-laws of Constellation Brands, Inc. (the items in the foregoing clauses (i) through (iii) are hereinafter referred to as the “Preserved Rights”).

a.           This Full and Final Release of Claims covers, without limitation, any claims of discrimination, unlawful retaliation or harassment, or denial of rights, on the basis of any protected status, characteristic or activity, including, but not limited to, sex, disability, handicap, race, color, religion, creed, national origin, ancestry, citizenship, ethnic characteristics, sexual orientation, marital status, military status, or age (including, without limitation, any right or claim arising under the Age Discrimination in Employment Act), need for a leave of absence, or complaint about discrimination, harassment, or other matter, arising under any state, federal, or local law (whether statutory or common law), regulation or ordinance which may be applicable to his employment by Constellation Released Parties.  This Full and Final Release of Claims also covers, without limitation, any claims of wrongful termination, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, violation of public policy, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, fraud or negligent misrepresentation, intentional or negligent interference with contractual relations, and any other common law tort.  Except to the extent that they constitute Preserved Rights, this Full and Final Release of Claims also covers any claims for severance pay, bonus, life insurance, health and medical insurance, disability benefits, or any other fringe benefit, and claims related to any other transaction, occurrence, act, or omission or any loss, damage or injury whatsoever, known or unknown, resulting from any act or omission by or on the part of Constellation Released Parties, or any of them, committed or omitted prior to the date of this Full and Final Release of Claims.

b.           Executive understands and agrees that the giving of the aforementioned consideration is deemed to be no admission of liability on the part of the Constellation Released Parties.

c.           In the event that Executive should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Constellation Released Parties for or by reason of any cause, matter or thing other than a Preserved Right, this document may be raised as a complete bar to any such claim, demand or action.

2.          By signing this Full and Final Release of Claims, Executive acknowledges that:

a.           He has been afforded a reasonable and sufficient period of time to review, and deliberate thereon, and has been specifically urged by Constellation Released Parties to consult with legal counsel or a representative of his choice before signing this Full and Final Release of Claims and that he has had a fair opportunity to do so; and

b.           He has carefully read and understands the terms of this Full and Final Release of Claims; and

c.           He has signed this Full and Final Release of Claims freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences, and of the rights and claims relinquished, surrendered, released and discharged hereunder; and

d.           He acknowledges he is not entitled to the consideration described above in the absence of signing this Full and Final Release of Claims; and

e.           The consideration which he is receiving in exchange for his release of claims is of value to him; and

f.           The only consideration for signing this Full and Final Release of Claims are the terms stated herein, and no other promise, agreement or representation of any kind has been made to him by any person or entity whatsoever to cause him to sign this Full and Final Release of Claims; and

g.           He was offered a minimum period of at least twenty-one (21) days after his receipt of this Full and Final Release of Claims to review and consider it and for deliberation thereon, and, to the extent he has elected to sign it prior to the expiration of the twenty-one (21) day period, he does so voluntarily on his own initiative without any inducement or encouragement on the part of the Constellation Released Parties to do so.

h.           He understands that this Full and Final Release of Claims may be revoked in writing by him at any time during the period of seven (7) calendar days following the date of his execution of this Full and Final Release of Claims by delivering such written revocation to _________, at his office located at ______________, New York _____.  If such seven-day revocation period expires without his exercising his revocation right, the obligations of this Full and Final Release of Claims will then become fully effective as more fully set forth herein.

IN WITNESS WHEREOF, Executive has hereunto executed this Full and Final Release of Claims by affixing his hand this ____ day of ____________________, 20___ in the presence of the witness whose signature is subscribed below.

                        ______________________________
                                            [Name]
Sworn to before me this
_____ day of ____________, 20___.

_____________________________
Notary Public

IN WITNESS WHEREOF, _________________ has hereunto executed this Full and Final Release of Claims on behalf of Constellation Brands, Inc., its subsidiaries, affiliates, by affixing [his/her] hand this ____ day of ____________________, 20___ in the presence of the witness whose signature is subscribed below.

                        ______________________________
                                   [Name]
                                   [Title]

Sworn to before me this
_____ day of ____________, 20___.

_____________________________
Notary Public